EXHIBIT 99.1
For Immediate Release
Contact:
Michael Muldowney
Chief Operating Officer and Chief Financial Officer
Nextera Enterprises, Inc
(617) 262-0055
NEXTERA ANNOUNCES SECOND QUARTER RESULTS
     Boston, MA – July 27, 2006 – Nextera Enterprises, Inc. (OTC BB: NXRA) today reported results for the second quarter ended June 30, 2006. In the 2006 second quarter, Nextera recorded a net loss of $1.0 million, or $0.03 per share. Included in the 2006 second quarter loss is a $1.0 million charge related to the amortization of the step-up in value of inventory acquired. In the 2005 second quarter, Nextera recorded a net loss of $0.5 million, or $0.02 per share. Net sales for the 2006 second quarter were $3.6 million. The Company had no sales in the 2005 second quarter as it did not have any operations until the March 9, 2006 acquisition of the Woodridge business.
     “We are executing on our strategy of launching new products in 2006, which have included DermaFreeze365 Neck and Chest, Vita-K for Bruises and Pre-Kini,” said Joe Millin, President of Nextera. “In the third quarter, we have begun to roll out our new Virtual Laser brand and will continue to introduce this product into mass retailers, including Walgreens, Rite Aid and Longs Drugs, among others, through the first quarter 2007. Additionally, we expect to sell our Ellin LaVar TexturesTM hair care products, for which we acquired the rights in the second quarter, to existing customers in our distribution channel beginning later this year or early 2007.”
     At June 30, 2006, Nextera had cash on-hand of $2.2 million. Outstanding debt under the Company’s credit facility was $12.5 million at June 30, 2006, $0.5 million lower than the prior quarter. Nextera also has net operating loss carryforwards exceeding $54.0 million. A full valuation allowance is maintained on the Company’s deferred tax assets, which includes the loss carryforwards, due to the uncertainty of utilization of the future tax benefits.
Outlook and Financial Guidance
     For the full year 2006 on a pro forma basis, assuming that the acquisition of the Woodridge business was consummated on January 1, 2006, Nextera anticipates net income of between $1.9 million and $2.5 million and diluted earnings per share (EPS) of between $0.04 and $0.05, before

10 High Street
Boston, MA 02110
617.262.0055 617.262.7105 fax
www.nextera.com

the amortization of the acquired intangible assets of approximately $0.6 million, the acquired inventory step-up charge of approximately $1.4 million, and $0.4 million non-cash deferred tax charges. After taking into account the amortization of intangible assets, the one-time inventory step-up charge and deferred taxes, pro forma EPS is anticipated to be a loss between $0.00 and $0.02 per share. Pro forma revenue for the full year is expected to be in the range of $18.0 million to $19.0 million, which would yield year-over-year revenue growth of between 22% and 29%.
     The allocation of purchase price in excess of book value for finished goods inventory on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business which is added to the acquired inventory value and results in much lower margins being realized by the acquiring business when the inventory is sold. The inventory step-up charge of $1.4 million related to the acquisition of the Woodridge business will only impact fiscal 2006 and is estimated to be $0.03 per share for fiscal 2006. The inventory step-up charge was $0.3 million in first quarter of 2006, $1.0 million in the second quarter, and is expected to be $0.1 million in the third quarter of 2006.
     Nextera began expensing stock-based compensation in accordance with Financial Accounting Standards Board Statement No. 123R (123R) in the first quarter of 2006. For fiscal 2006, Nextera anticipates a $0.2 million impact from the implementation of 123R which has been included in the fiscal year financial outlook.
About Nextera Enterprises, Inc.
Nextera Enterprises Inc. owns all of the stock of Woodridge Labs, Inc. Woodridge is an independent developer and marketer of branded consumer products that offer simple, effective solutions to niche personal care needs. More information can be found at www.nextera.com and www.woodridgelabs.com.
# # #

10 High Street
Boston, MA 02110
617.262.0055 617.262.7105 fax
www.nextera.com

Table 1 — Estimated Full Year 2006 Pro Forma Guidance

Estimated FY 2006
(amounts in millions except share count and per share amounts)	Pro Forma Results (1)
Net sales	$18.0M — $19.0M

Net income (loss)	$(0.5)M — $0.1M
Preferred dividends	$(0.3)M
Net Income (loss) available to common stockholders	$(0.8)M—($0.2)M
Share count	42,337,000
Diluted EPS	$(0.02)—($0.00)

Net income (loss)	$(0.5)M — $0.1M
Addbacks:
Amortization of intangible assets	$0.6M
Inventory step-up charge	$1.4M
Deferred taxes	$0.4M
Pro forma net income before amortization of intangible assets and inventory step-up charge	$1.9M — $2.5M
Preferred dividends	$(0.3)M
Pro forma net income available to common stockholders Income before amortization of intangible assets and inventory step-up charge	$1.6M—$2.2M
Pro forma share count	42,828,000
Pro forma diluted EPS	$0.04 — $0.05

(1)	Estimated fiscal year 2006 pro forma results projects the 2006 results as if the acquisition of the assets of Woodridge Labs had been consummated on January 1, 2006 and includes pro forma adjustments to remove expenses related to liabilities not acquired and to reflect compensation in accordance with prospective employment agreements.
Forward-Looking Statements
Except for the historical information contained herein, this news release contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Nextera’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ are detailed in “Item 1A.Risk Factors” included in our Form 10-K filed with the SEC on March 31, 2006.
All forward-looking statements included in this news release should be considered in the context of these risk factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

10 High Street
Boston, MA 02110
617.262.0055 617.262.7105 fax
www.nextera.com

NEXTERA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)		(unaudited)
Net sales	$3,564	$—	$4,660	$—
Cost of sales	1,817	—	2,357	—

Gross profit	1,747	—	2,303	—
Selling, general and administrative expenses	2,318	567	3,530	1,132
Amortization expense	152	—	183	—

Operating loss	(723)	(567)	(1,410)	(1,132)
Interest income	30	59	155	118
Interest expense	(313)	—	(387)	—
Other expense	—	(37)	—	(37)

Loss from continuing operations before income taxes	(1,006)	(545)	(1,642)	(1,051)
Provision for income taxes	—	6	29	12

Loss from continuing operations	(1,006)	(551)	(1,671)	(1,063)
Income from discontinued operations	35	91	35	112

Net loss	$(971)	$(460)	$(1,636)	$(951)
Preferred stock dividends	(90)	(83)	(174)	(161)

Net loss applicable to common stockholders	$(1,061)	$(543)	$(1,810)	$(1,112)

Net loss per common share, basic and diluted from Continuing operations	$(0.03)	$(0.02)	$(0.05)	$(0.04)
Discontinued operations	0.00	0.00	0.00	0.00

Net loss per common share, basic and diluted	$(0.03)	$(0.02)	$(0.05)	$(0.03)

Weighted average common shares outstanding, basic and diluted	42,337	33,870	39,139	33,870

NEXTERA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,187	$15,043
Accounts receivable, net	1,273	—
Inventory	2,843	—
Other current assets	664	128

Total current assets	6,967	15,171

Goodwill	17,499	—
Intangible Assets	6,122	—
Other assets	832	64

Total assets	$31,420	$15,235

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$1,529	$542
Revolving credit facility	1,500	—
Current portion of long-term debt	1,000	—

Total current liabilities	4,029	542

Long-term debt	10,000	—
Other long-term liabilities	1,334	1,334

Total stockholders’ equity	16,057	13,359

Total liabilities and stockholders’ equity	$31,420	$15,235